UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
January 25, 2007
(Date of earliest event reported)
ROHM AND HAAS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-3507	23-1028370

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania	19106

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 592-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On January 25, 2007 , Rohm and Haas Company (“Company”) issued an earnings press release reporting the Company’s results of operations for the fiscal quarter ended December 31, 2006. A copy of that release is being furnished to the SEC as an exhibit to this form.
This earnings press release includes “non-GAAP financial measures.” Specifically, the release refers to:
•	EBITDA
Due to the varying impacts of debt, interest rates, acquisition related amortization, asset impairments and effective tax rates, EBITDA is calculated to facilitate comparisons between Rohm and Haas Company and our competitors on the operating performance of our company.
•	Diluted earnings per share from continuing operations before restructuring and asset impairment
This measure has been included to facilitate meaningful comparisons to management’s earnings estimates which do not include the impacts of restructuring and asset impairment.
•	Underlying tax rate
This measure has been included to demonstrate the Company’s tax rate after adjustment for certain discrete items including tax reserve changes, valuation adjustments and other credits. Management believes the underlying tax rate provides the best comparison for past and future operating tax rates.
These measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures presented by other companies.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit Index
99.1 Earnings Press Release dated January 25, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY
(Registrant)

/s/ Jacques M. Croisetiere
Jacques M. Croisetiere
Vice President and Chief Financial Officer

Date: January 25, 2007